EXCLUSIVE WORLDWIDE MANUFACTURING AND MARKETING AGREEMENT

         THIS AGREEMENT made and into this 24 day of September1997, by and between International Solubles Corporation, a Florida Corporation, hereinafter referred to as "ISC"; and Walker Brothers Marketing, Inc., a Florida Corporation, hereinafter referred to "WBM",

         WITNESSETH:

         WHEREAS, ISC is the owner free and clear of liens, claims and encumbrances, of any nature, kind and description of a proprietary product which increases the coefficient of friction when applied in liquid form on ceramic bath-tubes, concrete and other surfaces currently manufactured and marketed by ISC under the name "Ultra Grip - Non Slip"; and ,

         WHEREAS, the product as manufactured by ISC has application and use as a degreaser and cleaner and ISC currently markets the product for these uses under the names Ultra Grip - Degreaser and Ultra Grip- Cleaner; and,

         WHEREAS, WBM desires to obtain from ISC the exclusive worldwide manufacturing and marketing rights, to the Product for any existing and future applications and use thereof and ISC desires to grant to WBM such manufacturing and marketing rights pursuant to this Agreement's provisions set forth herein;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

     1. RECITALS. The above recitals are true and correct and are incorporated by reference herein,

     2. GRANT OF MANUFACTURING AND MARKETING RIGHTS. Subject to the terms of this Agreerrient and to the maximum extent allowed by applicable law, ISC does hereby give and grant to WBM the exclusive worldwide rights to manufacture and market ISC's proprietary product (Product") for any existing and future application and uses of the Product. WBM shall have the right to grant submanufacturing and/or sub-marketing rights to third parties, the terms of such agreements being solely within WBM's discretion.

     3. PRODUCT PRODUCTION. WBM shall be responsible for and shall provide, at its sole cost and expense manufacturing facilities, necessary manufacturing equipment, all labor, warehousing, shipping facilities, raw materials (including water) and utilities to produce, box and ship the furnished product in reasonable amounts necessary to meet demand for the Product. ISC shall furnish, at WBM's expense, the services of a chemist to WBM, who shall mix the raw materials, in bulk, so as to create the finished Product



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



     4. PRODUCT MARKETING. WBM,, at its expense, shelf bo responsible for developing a marketing plan for the Product and provide a reasonably adequate sales force to call on customers for the Product. The parties have identified the following market segments:

               4.1. Dealers. Individuals and/or entities which are now or hereafter licensed to apply and who apply the Product for commercial ;and residential uses. Sales generally made in one gallon bottles,

               4.2. Direct Sales. Direct sales to end users of the Product. Sales generally made in 1 gallon bottles.

               4.3. Wholesale Sales. Sales made to individuals and/or entities that resell to the public. Sales generally made in eight ounce bottles,

               4.4.  Network   Marketing.   Sales  made  through  a  multi-level
               marketing program. Sales generally made in eight ounce bottles.

               4.5. Product Concentrate. Concentrated fifty live gallon drums of the Product principally for export.

         Nothing in this Agreement shall operate to deny ISC the right to market the Product to the market segment described in Paragraph 4.1 ., nor assist WSM's marketing efforts in any market segment or segments as requested by WSM.

     5. ISC'S PROFIT PARTICIPATION. For and in consideration of the manufacturing and marketing rights granted to WBM pursuant to this Agreement, ISC shall receive monthly from WBM the following percent of all WBM 's profits actually received by WBM from the manufacture and. sale of the Product:

             Market Segment                  ISC's Percentage of WBM's Profit
             --------------                  --------------------------------
         Dealer Sales                                     80.0%
         Direct Sales                                     50.0%
         Wholesale Sales                                  20.0%
         Network Marketing                                50.0%
         Product Concentrate                              50.0%

As used herein WBM's profits defined as gross revenue less verifiable costs of goods sold including costs of raw materials (including water); chemist; labor, warehousing, and facilities provided by R.P. Walker Plants, Inc., to WBM; freight; insurance, boxes; packaging; labeling; bottles; caps; bar coding; and, other direct production expenses; and, sales commissions; media advertising costs; refunds; discounts; sales and use taxes and the like. By the twentieth day of the month following the month for which gross revenues and profits are reported, WSM shall provide ISC with financial reports



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showing gross revenues and profit,  from the manufacture and sale of the Product along with a check for ISC's profit participation for each proceeding month. Upon ten (10) days prior written notice to WBM, during normal business hours ISC and/or its agents shall have the right to audit WBM's books and records as to the manufacture and sale of the Product, and if the results of such audit indicate the ISC is owed additional money form WBM hereunder, then WBM shall pay such additional monies within ten (10) days of receipt of written documentation therefor plus interest at 12.0% per annum along with the costs of such audit; provided, WBM shall not be obligated to pay such audit costs if additional money owed to ISC hereunder amount to less than three percent (3.0%) of amounts previously paid ISC. ISC's right to audit hereunder shall be an annual right and shall terminate as to each year thirty days after the end of each fiscal year of this Agreement.

    6. PRODUCT PRICING. WBM shall establish a proposed price list for the Product in each market segment and present the same, in writing to ISC. ISC shall have ten (10) days from the receipt of the same to object to such proposed price list. If WBM shall not receive ISC's objections to resolve such price list within such ten (10) day period, such price list shall be used by WBM. If ISC does timely object to such price list the parties shall have ten (10) days from the date WBM receives ISC's objections to resolve such dispute. If the parties fail to resolve such dispute within said ten (10) days then WBM's proposed price list shall prevail. After the initial price list is established by the parties hereunder, WBM shall have the right, without the approval of ISC (i) to increase one or more prices in the price list to cover increases in production and marketing costs to WBM; and (ii) by up to a cumulative total of ten percent (10.0%) per annum for each fiscal year of this Agreement.

         7. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. ISC shall be responsible for and shall pay the cost of complying with all federal, state and local governmental and administrative laws, statutes, ordinances, rules and regulations with regard to the Product; save and except WBM shall be responsible for and shall pay the cost of complying with the same as it applies to the Product's manufacturing process (other than the mixing of the ingredients and the Product formula) including Product labeling.

          8. ISC'S REPRESENTATIONS AND WARRANTIES. ISC represents once warrants as follows:

               8.1. ISC has the power and authority to own the Product, and to execute, deliver and perform this Agreement, and, when executed this Agreement shall be legal, valid and binding on ISO.

               8.2. The execution and/or delivery of this Agreement by ISC and its performance hereunder, does not conflict with or constitute a breach of or default under any law, judgment, order, writ, injunction, court decree, rules and

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



          regulations of administrative agencies or other governmental authority, ISCis articles of Incorporation, by-laws; or, any agreement, indenture, instrument or contract to which ISC is now a party or by which it is bound.

               8.3. No license, consent or approval of any person is required for I$C"ti even, delivery and performance of and under this Agreement.

               8.4. There are no disputes, claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or threatened against ISC.

               8.5. ISC has good and marketable title to the Product and its formula, free and clear of any mortgages, security interests, liens, charges, pledges, claims, encumbrances or indebtedness of any nature, kind and description.

               8.6. The Product is in full compliance with all federal, state and local governmental laws and ordinances, and all applicable orders, rules and regulations including environmental laws, ordinances, orders, rules and regulations.

               8.7. ISC owns, possesses or has the legal right to use the tradename and/or service marks Ultra Grip - Non Slip, Ultra Grip - Cleaner and Ultra Grip Degreaser free of all liens, pledges, claims, or other encumbrances of any nature, kind and description.

     9. WBM'S REPRESENTATIONS AND WARRANTIES. WBM represents and warrants as follows:

               9.l. WBM has the power and authority to execute, deliver and perform this Agreement and, when executed, this Agreement shall be legal, valid and binding on WBM.

               9.2. The execution and/or delivery of this Agreement by WBM and its performance hereunder, does not conflict with or constitute a breach of or default under any law, judgment, order, writ, injunction, court decree, rules and regulations of administrative agencies or other governmental authority, WBM's articles of incorporation, by-laws; or, any agreement, indenture, instrument or contract to which WBM is now a party or by which it is bound.

               9.3. No license, consent or approval of any person is required for ISC's execution, delivery and performance of and under this Agreement.

               9.4. There are no disputes, claims, actions, suits, proceedings, arbitrations or investigations, either administrativ or judicial, pending or threatened against WBM.


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



     10. LICENSE 0F PRODUCT NAMES. For and consideration of WBM's execution of this Agreement, ISC does hereby give and grant to WBM.an exclusive license, with the right to grant sublicenses, for the use of the trademarks and service marks Ultra Grip - Non Slip, Ultra Grip - Cleaner and Vitro Grip - Degreaser. The license granted hereby shall terminate upon the termination of this Agreement; Provided, that WBM shall have the right to use such names and marks in the sale or liquidation of its inventories only after the termination of this Agreement. ISC covenants and agrees at it cost and expense, to register such trade names and service marks in any and all foreign countries in which WBM intends to market the Product.

     11. PROPRIETARY RIGHTS. WBM acknowledges and agrees that ISC owns all rights, title and interest in the Products formula and the trade names and service marks, throughout the world. ISC, at its expense, shall protect the Product and trade names and service marks from infringement and/or appropriation and shall indemnify and hold harmless WBM from and against any and all claims, damages, suits, actions, liabilities and expenses (including court costs and reasonable legal fees. both at trial and on appeal) assessed against WBM as result of WBM's manufacture and sale of the Product and use of the trade names and service marks.

     12. PRODUCT LIABILITY INSURANCR:. ISC shall obtain and carry, at its (3xpon:so, at all times during the term of this Agreement, product [la bility insurance with a Florida qualified Best Ra-ted A + Insurance Company In the single limit amount of $6 million. Such policies shall n;Amdi WBM as a colnsured. (SC shaft upon the execution of this Agreement and annually thereafter furnith WBM with appropriate certificates evidencing the oxi:s@tence of such policiesoxecuted and issued by suoh insurance companies.

     13. NONCIRCUMVENTION. The parties hereto covenant and agree not to directly or indirectly, circumvent, avoid, bypass, or obviate the other Party's hereto, from the benefits of this Agreement.

     14. MISCELLANEOUS.

               14.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or rent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows-.


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




    Van A. Sea, CEO                              Jeffrey M. Walker, President;
    International Solubles Corporation           Walker Brothers Marketing, Inc,
    225 S. Westmonte Drive                       PO Box 879
    Suite 1170                                   Plymouth,  Florida 32768
    Altamonte Springs, Florida 32714

               14.2. Entire Agreement. This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and supersedes all prior agreements between such parties relating to such subject matter.

               14.3. Amendment of Agreement, This Agreement may be altered or amended. in whole or in part, only in writing signed by the party against whom enforcement is sought.

               14.4. Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

               14.5. Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

               14.6. Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue shall be Orange County, Florida.

               14.7. Benefits.  This Agreement shall inure to the benefit of and
          be  binding   upon  the  parties   hereto,   their   heirs,   personal
          representatives, successors and assigns.

               14.8. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

               14.9. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in court of competent jurisdiction


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



          and confirmed by such court., Venue for Arbitration proceedings shall be Orange County, Florida. The Parties consent that the costs of arbitration, attorneys' fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award..

               14.10. Number of Parties. The singular shall include tho plural and the plural the singular and one gender shall Include all genders.

               14.11. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above set forth.

                                        International Solubles Corporation
 /s/ L. Henry Sarminento                A Florida Corporation
---------------------------------
Witness                                 By: /s/ Van A Sea
                                            ------------------------------------
                                               Van A. Sea, as Chief Executive
 L. Henry Sarminento                                          Officer
---------------------------------
Witness Printed Name

 /s/ Robyn A Thomas
Witness


 Robyn A Thomas                         Welker Brother Marketing, Inc.,
---------------------------------
Witness Printed Name                    a Florida Corporation
                                        By: /s/ Jeffery M. Welker
                                            -------------------------------
                                              Jeffery M. Welker, President
 /s/ L. Henry Sarminento
---------------------------------
Witness

 L. Henry Sarminento
---------------------------------
Witness Printed Name

 /s/ Robyn A Thomas
Witness

 Robyn A Thomas
---------------------------------
Witness Printed Name





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